Exhibit 5.1

February 3, 2020

comScore, Inc.

11950 Democracy Drive, Suite 600

Reston, Virginia 20190

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for comScore, Inc., a Delaware corporation (the “Company”), with respect to the preparation of Post-Effective No. 1 to Registration Statement on Form S-3, Registration No. 333-231778 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling stockholders named in the Registration Statement of up to an aggregate of 20,757,487 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), 83,094 of which may be issued upon conversion of the Company’s senior secured convertible notes due January 16, 2022 (the “Convertible Notes” and, such shares, the “Conversion Shares”), 14,096,291 of which may be issued in the event the Company pays interest on the Convertible Notes in shares of Common Stock (the “PIK Interest Shares”) and 6,578,102 of which may be issued upon exercise of the Company’s Series A Warrant and Series B-2 Warrant (the “Warrant Shares” and, together with the Conversion Shares and the PIK Interest Shares the “Securities”).

We have also participated in the preparation of a prospectus relating to the Securities (the “Prospectus”) which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectus and (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law	2801 Via Fortuna, Suite 100
Austin Beijing Dallas Dubai Hong Kong Houston London New York	Austin, TX 78746
Richmond Riyadh San Francisco Tokyo Washington	Tel +1.512.542.8400 Fax +1.512.542.8612 www.velaw.com

February 3, 2020 Page 2

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including post-effective amendments) will be effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement, the Prospectus and any applicable prospectus supplement; (vi) if applicable, one or more prospectus supplements to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) if applicable, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.

With respect to the Conversion Shares, when certificates representing the Conversion Shares have been duly executed, countersigned, registered, and delivered (or non-certificated Conversion Shares shall have been properly issued), then the Conversion Shares will be legally issued, fully paid and non-assessable.

2.

With respect to the PIK Interest Shares, when certificates representing the PIK Interest Shares have been duly executed, countersigned, registered, and delivered (or non-certificated PIK Interest Shares shall have been properly issued), then the PIK Interest Shares will be legally issued, fully paid and non-assessable.

3.

With respect to the Warrant Shares, when certificates representing the Warrant Shares have been duly executed, countersigned, registered, and delivered (or non-certificated Warrant Shares shall have been properly issued), then the Warrant Shares will be legally issued, fully paid and non-assessable.

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We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectuses forming a part of the Registration Statement under the captions “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.